BURLINGTON SYSTEMS INTEGRATION INC
STATEMENT OF INCOME AND RETAINED EARNINGS
YEAR ENDED SEPTEMBER 30, 1998



Sales                                                                   $487,468
Cost of Sales                                                            412,058
Gross Profit                                                              75,410
Consulting Revenue                                                       165,365
Other Income                                                               1,281
                                                                         242,056

EXPENSES

Commissions                                                                7,889
Consulting Fees                                                          110,720
Depreciation                                                               6,345
Entertainment and  promotion                                               3,157
General                                                                    7,929
Insurance                                                                  2,239
Office Supplies                                                            2,434
Professional Fees                                                         14,162
Rent                                                                      22,729
Telephone                                                                  7,144
Travel                                                                    25,930
                                                                          210728

Income before income tax                                                  31,328
Provision for income tax                                                   7,389
Net Income for the year                                                   23,939
Retained Earnings - at beginning of year                                   4,822
Retained Earnings - at end of year                                      $ 28,761

BURLINGTON SYSTEMS INTEGRATION INC
BALANCE SHEET
AS AT SEPTEMBER 30, 1998



ASSETS

Current Assets

Cash                                                                      11,056
Accounts Receivable                                                       76,305
Work in process                                                            6,599
Prepaid Expense                                                            3,923
                                                                          97,883

CAPITAL ASSETS

Computers software and equipment                                          38,635
Accumulated depreciation                                                  22,028

                                                                          16,607
                                                                         114,490

LIABILITIES

Current Liabilities

Accounts Payable and Accrued Liabilities                                  69,469
Income Taxes Payables                                                      7,400
Due to Shareholders                                                        8,857
                                                                          85,726

SHAREHOLDERS' EQUITY

Share Capital                                                                  3
Retained Earnings                                                         28,761

                                                                         114,490

                                   RESIGNATION



TO:            BURLINGTON SYSTEMS INTEGRATION INC.

AND TO:        THE SHAREHOLDERS THEREOF

 The undersigned hereby resigns as a director of Burlington Systems Integration
                         Inc., with effect immediately.

                      DATED the 20th day of November, 1998


                                              /s/ ANGELO ROCCA
                                              --------------------------------
                                              Angelo Rocca

                                   RESIGNATION



TO:            BURLINGTON SYSTEMS INTEGRATION INC.

AND TO:        THE SHAREHOLDERS THEREOF


       The undersigned hereby resigns as a director of Burlington Systems
                   Integration Inc., with effect immediately.



                      DATED the 20th day of November, 1998


                                              /s/ ROCCO SPAGNUOLO
                                              --------------------------------
                                              Rocco Spagnuolo

                             MEMORANDUM OF AGREEMENT

                                    BETWEEN:

                             AXYN CANADA CORPORATION

                                                                          "Axyn"

AND:

                               ROCMAR SYSTEMS INC.

                                                                    "Contractor"

AND:

                                  ANGELO ROCCA

                                                                         "Rocca"



I.       RECITALS:

1. Axyn is the Canadian subsidiary of AXYN Corporation, a company which provides software solutions and consulting services in the Year 2000 remediation field. Axyn requires a contractor to direct its systems integration division in southern Ontario.

2. Rocca has operational experience consistent with Axyn's requirements, and is currently employed by Contractor, which in turn can provide such services to Axyn.

II.      AGREEMENT:

3. Axyn agrees to retain Contractor for a period not less than 36 months, commencing November, 1998, and subject to the termination provisions set out below. During that period, Contractor agrees to provide the exclusive services of Rocca to assist Axyn in connection with its systems integration division in Southern Ontario.

4. Rocca agrees that he shall devote his full time and attention to the performance of the duties of the Contractor under this agreement.

5. Axyn will pay to Contractor remuneration in the form of bi-monthly fees and the issuance of the option to but common (or equivalent) treasury shares ("Shares") of the capital of AXYN Corporation at such as the grant of such options may be issued according to the rules of the U.S. Securities Exchange Commission. The remuneration shall be:

         a. Options to acquire 25,000 Shares according to the provisions of the then-prevailing Employee Stock Option Plan.

         b. Axyn will further pay to Contractor the sum of $313 Cdn. Per diem, payable bi-monthly, for the first year, $348 per diem in the second year and $391 per diem in the third year.

         c. Axyn will reimburse Rocca directly for all travel and other authorized business expenses incurred on Axyn's behalf, in accordance with Axyn's Employee Information Package, which package shall otherwise not apply to either Contractor or Rocca.

6. Rocca agrees that he shall devote his full time and attention to the performance of the duties of the Contractor under this agreement. The parties agree that Rocca may take a reasonable vacation each year, and that he shall not be required to work on statutory holidays. Under no circumstances shall Rocca be entitles to compensation for vacation, statutory holidays or overtime pay.

7. Contractor and Rocca agree to be bound by the provisions of Axyn's standard confidentiality agreement and standard non-competition agreement.

8. Notwithstanding that this contract shall extend not less than 36 months from its commencement date, this contract may be terminated earlier on the following grounds:

         a.       For just cause.

         b. This agreement may be terminated at any time after 18 months from its commencement date on 6 months written notice. The parties agree that any claim for damages based pay-in-lieu-of-notice will be based exclusively on bi-monthly remuneration as provided above.

9. The parties agree that Rocca is not an employee of Axyn. In the event that a government authority determines that Rocca is an employee, both Rocca and Rocmar hereby agree to indemnify Axyn and save it harmless from any sums paid or payable by Axyn, its officers and/or directors, in connection with such determination, and that and sums so paid or payable may be set off or deducted against any sums otherwise owed or becoming owed by Axyn or by AXYN Corporation (or any party related thereto) to Rocca and/ or Rocmar under this or any other agreement. Further, Rocca's fees shall be adjusted downward to reflect the cost of vacation and statutory holiday compensation.

III.     ENTIRE AGREEMENT

10. The parties agree and acknowledge that this agreement constitutes all the terms and provisions of their agreement, and that there are no other terms (collateral or otherwise) and no other representations governing their relationship, this agreement or their rights and obligations among themselves.



November  20, 1998                            Axyn Canada Corporation

/s/ ANGELO ROCCA
----------------------------                  per: /s/ ROBERT BELL
Angelo Rocca                                      -----------------------------
                                              Robert Bell, President

Rocmar Systems Inc.

Per: /s/ ANGELO ROCCA
    ------------------------
    Angelo Rocca

                             MEMORANDUM OF AGREEMENT

BETWEEN:

                             AXYN CANADA CORPORATION

                                                                          "Axyn"

AND:

                               EXCEED SYSTEMS INC.

                                                                    "Contractor"

AND:

                                 ROCCO SPAGNUOLO

                                                                     "Spagnuolo"



I.       RECITALS:

1. Axyn is the Canadian subsidiary of AXYN Corporation, a company which provides software solutions and consulting services in the Year 2000 remediation field. Axyn requires a contractor to direct its systems integration division in southern Ontario.

2. Spagnuolo has operational experience consistent with Axyn's requirements, and is currently employed by Contractor, which in turn can provide such services to Axyn.

II.      AGREEMENT:

3. Axyn agrees to retain Contractor for a period not less than 36 months, commencing November, 1998, and subject to the termination provisions set out below. During that period, Contractor agrees to provide the exclusive services of Spagnuolo to assist Axyn in connection with its systems integration division in Southern Ontario.

4. Axyn will pay to Contractor remuneration in the form of bi-monthly fees and the issuance of the option to but common (or equivalent) treasury shares ("Shares") of the capital of AXYN Corporation at such as the grant of such options may be issued according to the rules of the U.S. Securities Exchange Commission. The remuneration shall be:

         a. Options to acquire 25,000 Shares according to the provisions of the then-prevailing Employee Stock Option Plan.

         b. Axyn will further pay to Contractor the sum of $313 Cdn. Per diem, payable bi-monthly, for the first year, $348 per diem in the second year and $391 per diem in the third year.

         c. Axyn will reimburse Spagnuolo directly for all travel and other authorized business expenses incurred on Axyn's behalf, in accordance with Axyn's Employee Information Package, which package shall otherwise not apply to either Contractor or Spagnuolo.

5. Spagnuolo agrees that he shall devote his full time and attention to the performance of the duties of the Contractor under this agreement. The parties agree that Spagnuolo may take a reasonable vacation each year, and that he shall not be required to work on statutory holidays. Under no circumstances shall Spagnuolo be entitles to compensation for vacation, statutory holidays or overtime pay.

6. Contractor and Spagnuolo agree to be bound by the provisions of Axyn's standard confidentiality agreement and standard non-competition agreement.

7. Notwithstanding that this contract shall extend not less than 36 months from its commencement date, this contract may be terminated earlier on the following grounds:

         a.       For just cause.

         b. This agreement may be terminated at any time after 18 months from its commencement date on 6 months written notice. The parties agree that any claim for damages based pay-in-lieu-of-notice will be based exclusively on bi-monthly remuneration as provided above.

8. The parties agree that Spagnuolo is not an employee of Axyn. In the event that a government authority determines that Spagnuolo is an employee, both Spagnuolo and Exceed hereby agree to indemnify Axyn and save it harmless from any sums paid or payable by Axyn, its officers and/or directors, in connection with such determination, and that and sums so paid or payable may be set off or deducted against any sums otherwise owed or becoming owed by Axyn or by AXYN Corporation (or any party related thereto) to Spagnuolo and/ or Exceed under this or any other agreement. Further, Spagnuolo's fees shall be adjusted downward to reflect the cost of vacation and statutory holiday compensation.

III.     ENTIRE AGREEMENT

9. The parties agree and acknowledge that this agreement constitutes all the terms and provisions of their agreement, and that there are no other terms (collateral or otherwise) and no other representations governing their relationship, this agreement or their rights and obligations among themselves.



November 20, 1998                             Axyn Canada Corporation


/s/ ROCCO SPAGNUOLO
------------------------------                per: /s/ ROBERT BELL
Rocco Spagnuolo                                   ----------------------------
                                                  Robert Bell, President

Exceed Systems Inc.

Per: /s/ ROCCO SPAGNUOLO
    --------------------------
    Rocco Spagnuolo

CONFIDENTIALITY AND INVENTIONS AGREEMENT                             [AXYN LOGO]
________________________________________________________________________________


  To be read and completed by all employees and contractors prior to beginning employment or engagement with AXYN CANADA CORPORATION
________________________________________________________________________________



I, Rocco Spagnuolo, on my own account and on behalf of Exceed Systems Ltd., confirm and agree that the following obligations have been undertaken by me as part of the consideration for employment or contract by AXYN CANADA CORPORATION, division of the AXYN GROUP OF COMPANIES, herein after referred to as AXYN. The AXYN Group of Companies refers to AXYN Canada Corporation, AXYN International, AXYN Technologies and AXYN Corporation.

I shall assign to AXYN all right, title, copyright and interest in and to inventions, which term shall include software and written material, which I have made or conceived or which I may hereafter make or conceive, either solely or jointly with others, while I am in the employment of or on contract with AXYN either with the use of the time, material or the facilities of AXYN, or relating to any process, method, substance, compound, composition of matter, machine, manufacture, or any improvements thereof within the scope of the business of AXYN.

I shall disclose such inventions to AXYN as soon as practicable after they are made or conceived, and shall execute, acknowledge, and deliver at the request of AXYN and at its expense, all papers including patent applications, copyright and trademark applications, declarations, affidavits, assignments or other documents which in the opinion of AXYN may be necessary for obtaining or perfecting patents on said inventions in any and all countries so as to vest title thereto in AXYN and otherwise aid AXYN, its successors and assigns in obtaining full protection on said inventions and enforcing said patents at AXYN's expense. AXYN shall compensate me for expenses incurred in enforcing such inventions and patents at a per diem rate consistent with the remuneration normally paid by AXYN for my services to the extent that such services are not already the subject of compensation.

I agree to do all other lawful acts which may be necessary and proper to be done in furtherance of these ends.

All papers and records of every kind, relating to any invention of improvement included within the terms of this Agreement which shall at any time come in to my possession, shall be the sole and exclusive property of AXYN and shall be surrendered to AXYN upon termination of my employment or contract with AXYN or upon request at any other time.

Any and all drawings, memoranda, notes, software programs, or other documents (including copies thereof) which may come into my possession, during my employment and which are related in any manner to the business or affairs of AXYN are the property of AXYN, and I shall return the same at the termination of employment or contract with AXYN - or at any time when requested to do so by AXYN.

I shall not disclose any confidential information acquired by me in the course of employment or contract except as authorized or directed by AXYN, and regardless of the period during which I am employed by or on contract with AXYN, I will be bound by this obligation until such time as the said information shall become available to the general public without restriction or until a written release by AXYN is issued to me. In particular, all information regarding AXYN's business, including technical data, cost estimates, pricing and customer lists, proposals, forecasts, general correspondence, and the scope, the content or the results of research and development work conducted by or on behalf of AXYN, shall be presumed to be confidential, except to the extent the same shall have been made available to the general public without restriction.
________________________________________________________________________________

CONFIDENTIALITY AND INVENTIONS AGREEMENT                             [AXYN LOGO]
________________________________________________________________________________



During my employment, I shall not publish articles, give talks or lectures, or release information in any form to the press, associations, or trade groups and the like, on subjects relating to AXYN's business or technical fields in which AXYN is interested, without the prior written approval of AXYN, which approval shall not be unreasonably withheld. Should my proposed discourse rise to potential conflicts or raise issues relating to competition to the company's business, then such approval may be denied.

Nothing herein shall be construed as defining term of employment or limiting in any way the right of AXYN or my right to terminate the same. Upon termination of employment, I shall review and re-sign the Agreement on advice of legal counsel.

This Agreement shall enure to the benefit of and be binding upon the successors and assigns of AXYN, and the provisions as to the execution of documents, and to the return of drawings, memoranda, notes or documents which are the property of AXYN shall be binding upon my heirs, executors, and administrators.

Any inventions made prior to my employment by AXYN are excluded from the scope of this Agreement.



                                      Signed at Toronto
                                      this 20 day of November, 1998

                                      /s/ ROCCO SPAGNUOLO
                                      -----------------------------------------
                                                  Employee/Contractor Signature


/s/ DAVID R. STREET
------------------------------------
Witness as to Employee/Contractor
Human Resources - Signature



________________________________________________________________________________
                 INTERVIEW AT TERMINATION OF EMPLOYMENT/CONTRACT
________________________________________________________________________________
         To be reviewed and signed at termination of employment/contract
________________________________________________________________________________


This is to confirm that I have re-read and understood the Confidentiality and Inventions Agreement and its implications at my termination.


                                      _________________________________________
                                                   Employee/Contractor Signature


                                      _________________________________________
                                                                            Date



_________________________________________
Human Resources - Signature

NON-COMPETITION AND EMPLOYEE/CONTRACTOR PROTECTION AGREEMENT         [AXYN LOGO]



________________________________________________________________________________

  To be read and completed by all employees and contractors prior to beginning employment or engagement with AXYN CANADA CORPORATION
________________________________________________________________________________


I, Rocco Spagnuolo, on my own account and on behalf of Exceed Systems Ltd., confirm and agree that the following obligations have been undertaken by me as part of the consideration for employment by or contract with AXYN CANADA CORPORATION, division of the AXYN GROUP OF COMPANIES, herein after referred to as AXYN. The AXYN Group of Companies refers to AXYN Canada Corporation, AXYN International, AXYN Technologies and AXYN Corporation.

I shall not during the term of employment or contract with AXYN, or thereafter for a period of one year directly, or indirectly, undertake to solicit work in relation to any services that are competitive to those services offered to clients of AXYN as of the date of termination of employment with AXYN or its subsidiaries or associated companies; or enter employment or contract directly with any AXYN client which dealt with AXYN in the areas identified above, at any time prior to the date of resignation, dismissal or other termination of employment or contract.

I shall not directly or indirectly, at any time either during the term of my employment, or thereafter either directly or on behalf of a third party offer employment or contract to, hire away or attempt to induce any other employee or contractor of AXYN to leave for the purpose of going into business, being employed or contracting, in any capacity, with the employee or contractor, or any other person, corporation or enterprise without written consent of AXYN.



                                      Signed at Toronto
                                      this 20th day of November, 1998

                                      /s/ ROCCO SPAGNUOLO
                                      --------------------------------
                                      Employee/Contractor Signature


/s/ DAVID R. STREET
-----------------------------------
Witness as to Employee/Contractor
Human Resources - Signature



________________________________________________________________________________
                 INTERVIEW AT TERMINATION OF EMPLOYMENT/CONTRACT
________________________________________________________________________________
         To be reviewed and signed at termination of employment/contract
________________________________________________________________________________


This is to confirm that I have re-read and understood the Non-Competition and Employee Protection Agreement and its implications at the termination of my employment or contract.


                                      _________________________________________
                                      Employee/Contractor Signature


                                      _________________________________________
                                      Date



_________________________________________
Human Resources - Signature

NON-COMPETITION AND EMPLOYEE/CONTRACTOR PROTECTION AGREEMENT         [AXYN LOGO]



________________________________________________________________________________

  To be read and completed by all employees and contractors prior to beginning employment or engagement with AXYN CANADA CORPORATION
________________________________________________________________________________


I, Angelo Rocca, on my own account and on behalf of Rocmar Systems Inc., confirm and agree that the following obligations have been undertaken by me as part of the consideration for employment by or contract with AXYN CANADA CORPORATION, division of the AXYN GROUP OF COMPANIES, herein after referred to as AXYN. The AXYN Group of Companies refers to AXYN Canada Corporation, AXYN International, AXYN Technologies and AXYN Corporation.

I shall not during the term of employment or contract with AXYN, or thereafter for a period of one year directly, or indirectly, undertake to solicit work in relation to any services that are competitive to those services offered to clients of AXYN as of the date of termination of employment with AXYN or its subsidiaries or associated companies; or enter employment or contract directly with any AXYN client which dealt with AXYN in the areas identified above, at any time prior to the date of resignation, dismissal or other termination of employment or contract.

I shall not directly or indirectly, at any time either during the term of my employment, or thereafter either directly or on behalf of a third party offer employment or contract to, hire away or attempt to induce any other employee or contractor of AXYN to leave for the purpose of going into business, being employed or contracting, in any capacity, with the employee or contractor, or any other person, corporation or enterprise without written consent of AXYN.



                                      Signed at Toronto
                                      this 20th day of November, 1998

                                      /s/ ANGELO ROCCA
                                      ----------------------------------
                                      Employee/Contractor Signature


/s/ DAVID R. STREET
---------------------------------
Witness as to Employee/Contractor
Human Resources - Signature



________________________________________________________________________________
                 INTERVIEW AT TERMINATION OF EMPLOYMENT/CONTRACT
________________________________________________________________________________
         To be reviewed and signed at termination of employment/contract
________________________________________________________________________________


This is to confirm that I have re-read and understood the Non-Competition and Employee Protection Agreement and its implications at the termination of my employment or contract.


                                      _________________________________________
                                      Employee/Contractor Signature


                                      _________________________________________
                                      Date



_________________________________________
Human Resources - Signature